                                     SECOND

                              AMENDED AND RESTATED

                          PLEDGE AND SECURITY AGREEMENT

                                     between

                           ARCHIBALD CANDY CORPORATION
                            SWEET FACTORY GROUP, INC.
                               SWEET FACTORY, INC.
                               SF PROPERTIES, INC.
                             SF CANDY COMPANY, INC.
                      ARCHIBALD CANDY (CANADA) CORPORATION

                             as Pledgors and Debtors

                                       and

                              THE BANK OF NEW YORK,

                as trustee for the ratable benefit of the Holders
             under that certain Indenture, dated as of July 2, 1997,
                   as amended by the Supplemental Indentures,
                 dated as of December 7, 1998, and June 8, 1999,
                        and as Pledgee and Secured Party

            SECOND AMENDED AND RESTATED PLEDGE AND SECURITY AGREEMENT

     SECOND AMENDED AND RESTATED PLEDGE AND SECURITY AGREEMENT (as amended, restated, modified or supplemented from time to time, the "SECURITY AGREEMENT"), dated as of June 8, 1999, by and among Archibald Candy Corporation, an Illinois corporation, (the "COMPANY"), Sweet Factory Group, Inc., a Delaware corporation ("GROUP"), Sweet Factory, Inc., a Delaware corporation ("SWEET FACTORY"), SF Properties, Inc., a Delaware corporation, ("SF PROPERTIES"), SF Candy Company, a Delaware corporation ("SF CANDY COMPANY"), Archibald Candy (Canada) Corporation, a Canadian company ("ARCHIBALD CANDY (CANADA)" and, together with the Company, SF Candy Company, Group, Sweet Factory and SF Properties, the "Pledgors" or the "DEBTORS," and individually each a "PLEDGOR" or a "DEBTOR") and The Bank of New York, a New York banking corporation, as Trustee (the "TRUSTEE", or the "PLEDGEE") for the ratable benefit of the Holders (as defined in the Indenture). Group, Sweet Factory, SF Properties, SF Candy Company and Archibald Candy (Canada) are herein referred to as the "GUARANTORS."

                             W I T N E S S E T H:

     WHEREAS, pursuant to the Indenture, the Company shall issue and sell to the Holders, an additional $40,000,000 in aggregate principal amount of its 10 1/4% Senior Secured Notes due 2004 (the "ADDITIONAL NOTES") of which $130,000,000 in aggregate principal amount is outstanding (the "ORIGINAL NOTES" and together with the Additional Notes, the "NOTES");

     WHEREAS, each Pledgor is the legal and beneficial owner of the issued and outstanding shares of capital stock of the companies (the "PLEDGED SUBSIDIARIES"), if any, listed opposite its name on Schedule A hereto (as same may from time to time be amended, modified, waived or supplemented, "SCHEDULE A") and the other property interests and assets to be secured hereunder;

     WHEREAS, the Company and the Trustee entered into that certain Pledge and Security Agreement, dated as of July 2, 1997, by and between the Company and the Trustee (the "INITIAL SECURITY AGREEMENT") pursuant to which the Company and the Restricted Subsidiaries (as defined in the Indenture), in order to secure their obligations under the Indenture, granted to the Pledgee, for the ratable benefit of the Holders, a security interest in and continuing lien upon the Collateral (as defined below), and each Pledgor, other than Archibald Candy (Canada), entered into the Amended and Restated Pledge and Security Agreement, dated as of December 7, 1998 (the "FIRST AMENDED AND RESTATED SECURITY

AGREEMENT"), pursuant to which the Pledgors, other than Archibald Candy (Canada) granted to the Pledgee a security interest in and continuing lien upon the Collateral;

     WHEREAS, Archibald Candy (Canada) has been requested to enter into this Agreement to evidence, and each of the other Pledgors have been requested to enter into this Agreement to reaffirm, the security interest in and continuing lien upon the Collateral; and

     WHEREAS, the Company, the Pledgors named therein and the Trustee have agreed to amend and restate the First Amended and Restated Security Agreement in its entirety as set forth herein.

     NOW, THEREFORE, in consideration of the premises and other benefits to each Pledgor, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

           Section 1 AMENDMENT AND RESTATEMENT. The First Amended and Restated Security Agreement is hereby amended and restated in its entirety as set forth in this Second Amended and Restated Pledge and Security Agreement.

           Section 2 PLEDGE. As collateral security for the payment and performance in full of all obligations of each Pledgor now or hereafter existing or arising under, or in connection with, the Indenture, the Notes, the Intellectual Property Security Agreement (as hereinafter defined), the Guaranty (as defined in the Indenture) and this Agreement, as each may be amended, modified, waived or supplemented from time to time (collectively, the "OBLIGATIONS"), each Pledgor hereby pledges, assigns, transfers, sets over and delivers unto the Pledgee, for the ratable benefit of the Holders, and hereby grants to the Pledgee, for the ratable benefit of the Holders, a continuing security interest in all of the right, title and interest of such Pledgor in, to and under any and all of the following described property, rights and interests, whether now owned or hereafter acquired (collectively, the "COLLATERAL"):

                 (a) all of the issued and outstanding shares of capital stock of the Pledged Subsidiaries owned by each Pledgor (the "PLEDGED SECURITIES") and the certificate(s) representing such capital stock;

                 (b) all Proceeds and products of the Pledged Securities and such other additional property, including without limitation, dividends, distributions, cash, instruments and other property or securities, now or hereafter at any time or from time to time received or receivable or otherwise distributed or distributable in respect of or in exchange for any or all of the Pledged Securities and such other additional property; and

                 (c) all Equipment, Fixtures and General Intangibles, and all Insurance Policies, Contracts and Collateral Records to the extent relating to any of the foregoing.

TO HAVE AND TO HOLD the Collateral, together with all rights, titles, interests, powers, privileges and preferences pertaining or incidental thereto, unto the Pledgee, for the ratable benefit of the Holders, and their respective successors and assigns, PROVIDED, however, that there is expressly excluded from the grant of a security interest hereunder (i) all Receivables and (ii) all Inventory, all Receivables arising from the sale of such Inventory, and all Contracts, Accounts, Chattel Paper, Collateral Records, Documents, General Intangibles, Instruments, Receivables Records, Insurance Policies and money arising from or relating to such Inventory or Receivables, or the sale thereof.

           Section 3 DEFINED TERMS. As used herein, all capitalized terms not otherwise defined shall have the meanings set forth in the Indenture. The following terms shall have the following meanings:

           "Account Debtor" shall mean the Person who is obligated on a Receivable.

           "Accounts" shall mean any "account" as such term is defined in
     Section 9-106 of the UCC and, with respect to Archibald Candy (Canada) only, as such term is defined in Section 1 of the PPSA.

           "Agreement" has the meaning ascribed thereto in the introductory paragraph hereof.

           "Business Day" shall have the meaning set forth in the Indenture.

           "Chattel Paper" shall mean "chattel paper" as such term is defined in Section 9-105(b) of the UCC and, with respect to Archibald Candy (Canada) only, as such term is defined in Section 1 of the PPSA.

           "Collateral" shall have the meaning assigned to it in Section 2 hereof.

           "Collateral Records" shall mean books, records, computer software, computer printouts, customer lists, blueprints, technical specifications, manuals, and similar items which relate to any Collateral other than such items obtained under license or franchise agreements which prohibit assignment or disclosure of such items.

           "Contracts" shall mean written contracts, agreements, leases and arrangements in which the Debtor has an interest or to which Debtor is a party as any of the same may from time to time be amended, supplemented or otherwise modified.

           "Default" shall have the meaning set forth in the Indenture.

           "Documents" shall mean any "document" as such term is defined in
     Section 9-105(f) of the UCC and, with respect to Archibald Candy (Canada) only, any "document of title" as such term is defined in
     Section 1 of the PPSA.

           "Equipment" shall mean "equipment" as such term is defined in
     Section 9-109(2) of the UCC and, with respect to Archibald Candy (Canada) only, as such term is defined in Section 1 of the PPSA, including, without limitation, machinery, manufacturing equipment, data processing equipment, computers, office equipment, furniture, appliances, tools and other similar property.

           "Event of Default" shall have the meaning set forth in the Indenture.

           "Financing Documents" shall mean the Indenture, the Notes, the Intellectual Property Security Agreement, this Agreement and the Deed of Hypothec, dated the date hereof, between the Trustee and the Bank of New York.

           "Fixtures" shall mean "fixtures" as such term is defined in
     Section 9-313 of the UCC and, with respect to Archibald Candy (Canada) only, as such term is used in the PPSA.

           "General Intangibles" shall mean "general intangibles" as such term is defined in Section 9-106 of the UCC and, with respect to Archibald Candy (Canada) only, any "intangible" and any "security" as such terms are defined in Section 1 of the PPSA, including in each case, without limitation, rights to the payment of money (other than Accounts and Receivables), trademarks, copyrights, patents, and contracts, licenses and franchises (except in the case of licenses and franchises in respect of which the Assignor is the licensee or franchisee if the agreement in respect of such license or franchise prohibits by its terms any assignment or grant of a security interest) limited and general partnership interests and joint venture interests, federal income tax refunds (subject to the terms of the Tax Sharing Agreement (as defined in the Indenture)), trade names (to the extent classified as a "general intangible" or "intangible" under any applicable law), distributions on certificated securities (as defined in
     Section 8-102 of the UCC) and uncertificated securities (as defined in
     Section 8-102 of the UCC), computer programs and other computer software, inventions, designs, trade secrets, goodwill, proprietary rights, customer lists, supplier contracts, sale orders, correspondence, advertising materials, payments due in connection with any requisition, confiscation, condemnation, seizure or forfeiture of any property, reversionary interests in pension and profit-sharing plans and reversionary, beneficial and residual interests in trusts, credits with and other claims against any Person, together with any collateral for any of the foregoing and the rights under any security agreement granting a security interest in such collateral.

           "Indenture" shall mean that certain Indenture, dated as of July 2, 1997, between the Company and the Trustee, as amended by the Supplemental Indenture, dated as of December 7, 1998, among the Company, the Pledgors named therein and the Trustee, and as further amended by the Second Supplemental Indenture, dated as of the date hereof, among the Company, the Pledgors and the Trustee, as same may from time to time be amended, modified, waived or supplemented.

            "Instruments" shall mean "instruments" as such term is defined in
     Section 9-105(1)(i) of the UCC and, with respect to Archibald Candy (Canada) only, any "instrument" as such term is defined in Section 1 of the PPSA.

             "Insurance Policies" shall mean any and all insurance policies from time to time maintained by any of the Debtors (other than third-party liability policies), to the extent covering the Collateral.

             "Intellectual Property Security Agreement" shall mean that certain Intellectual Property Security Agreement, dated as of July 2, 1997, between the Company, as assignor, and the Trustee, as assignee, for the ratable benefit of the Holders, as amended by the Amended and Restated Intellectual Property Security Agreement, dated as of December 7, 1998, among the Pledgors named therein, as assignors, and the Trustee, as assignee, as further amended by the Second Amended and Restated Intellectual Property Security Agreement, dated as of the date hereof, among the Company and the Pledgors, as assignors, and the Trustee, as assignee, as same may from time to time be further amended, modified, waived or supplemented.

           "Inventory" shall mean "inventory" as such term is defined in
     Section 9-109(4) of the UCC and, with respect to Archibald Candy (Canada) only, as such term is defined in Section 1 of the PPSA, including without limitation, all goods (whether such goods are in the possession of the Debtors or of a bailee or other Person for sale, lease, storage, transit, processing, use or otherwise and whether consisting of whole goods, spare parts, components, supplies, materials or consigned or returned or repossessed goods), including without limitation, all such goods which are held for sale or lease or are to be furnished (or which have been furnished) under any contract of service or which are raw materials, work in progress or finished goods.

           "Lien" shall have the meaning set forth in the Indenture.

           "Material Adverse Effect" shall mean a material adverse effect upon (i) the business, operations, properties, assets, or condition (financial or otherwise) of each Debtor (after giving effect to the transactions contemplated by this Security Agreement and the other Financing Documents), or (ii) the ability of each Debtor to perform (to the extent that it is liable thereon) or of the Trustee to enforce, any of the Obligations.

           "Permitted Liens" shall have the meaning given to it in the Indenture.

           "Person" shall mean and include any individual, partnership, joint venture, firm, corporation, association, trust or other enterprise or any government or political subdivision or agency, department or instrumentality thereof.

           "Pledged Securities" shall have the meaning specified in Section
     2(a).

           "Pledged Subsidiaries" shall have the meaning specified in the second Whereas clause.

           "Possessory Collateral" shall mean, collectively, certificates representing the Pledged Securities, and all such Instruments, Documents, Chattel Paper and other tangible property of the Debtor which is subject to the grant of the security interest herein contained, perfection of which may be obtained by the Pledgee's taking possession thereof.

           "PPSA" shall mean the Personal Property Security Act or similar legislation as in effect from time to time in the Province of Ontario.

           "Proceeds" shall mean "proceeds" as such term is defined in
     Section 9-306(1) of the UCC and, with respect to Archibald Candy (Canada) only, as such term is defined in Section 1 of the PPSA.

           "Receivables" shall mean all rights to payment for Inventory sold, whether or not earned by performance and all rights in respect of any Account Debtor, including without limitation, all such rights in which any Debtor has any right, title or interest by reason of the purchase thereof by the Account Debtor, and including, without limitation, all such rights constituting or evidenced by any Account, Chattel Paper, Instrument, General Intangible, note, contract, invoice, purchase order, draft, acceptance, book debt, intercompany account, security agreement, or other evidence of indebtedness or security, and assigned, hypothecated or held to secure any of the foregoing and the rights under any security agreement granting a security interest in such Inventory or Receivables, and all goods, the sale of which gave rise to any of the foregoing, including, without limitation, all rights in any returned or repossessed goods and unpaid seller's rights.

           "Receivables Records" shall mean (a) all original copies of all documents, instruments or other writings evidencing the Receivables, (b) all books, correspondence, credit or other files, records, ledger sheets or cards, invoices, and other papers relating to Receivables, including without limitation all tapes, cards, computer tapes, computer discs, computer runs, record keeping systems and other papers and documents relating to the Receivables, whether in the possession or under the control of any Debtor or any computer bureau or agent from time to time acting for any Debtor or otherwise, (c) all evidences of the filing of financing statements and the registration of other instruments in connection therewith and amendments, supplements or other modifications thereto, notices to other creditors or secured parties, and certificates, acknowledgments, or other writings, including without limitation lien search reports, from filing or other registration officers, (d) all credit information, reports and memoranda relating thereto, and (e) all other written or non-written forms of information related in any way to the foregoing or any Receivable.

           "UCC" shall mean the Uniform Commercial Code as in effect from time to time in the State of New York, Illinois or California, as applicable.

           Section 4 REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PLEDGORS. Each Pledgor jointly and severally hereby represents and warrants (as of the date of execution hereof as to the Collateral existing on such date and as of the date of acquisition as to the Collateral acquired subsequently), covenants and agrees that:

                 (a) Each Pledgor is the legal and beneficial owner of the Collateral of such Pledgor, holds the Collateral free and clear of all Liens, except for the Lien and security interest granted hereunder and Permitted Liens, and has not made and will not make or permit any other pledge, assignment, mortgage, hypothecation or transfer of the Collateral except for Permitted Liens. The Pledged Securities are not subject to any put, call, option or other right in favor of any other Person whatsoever.

                 (b) The Pledged Securities, if any, have been duly authorized and validly issued and are fully paid and non-assessable and constitute such percentage of all of the issued and outstanding shares of capital stock of the Pledged Subsidiaries as set forth on SCHEDULE A hereto.

                 (c) Upon the execution and delivery of this Agreement, the delivery of the Possessory Collateral to the Pledgee, the filing of financing statements in the jurisdictions set forth in SCHEDULE B hereto, the filing of the Intellectual Property Security Agreement with the U.S. Patent and Trademark Office and the U.S. Copyright Office and the making of appropriate filings with the Canadian Intellectual Property Office, to the extent required by applicable law, the Pledgee, for the ratable benefit of the Holders, will have a valid, perfected, first priority security interest until all of the Obligations have been indefeasibly paid and performed in full in the Collateral, securing the indefeasible payment and performance in full of the Obligations.

                 (d) Each Pledgor has the requisite corporate authority to pledge and grant a security interest in the Collateral pursuant to this Agreement and will defend its title thereto against the claims of all persons whomsoever, and shall maintain and preserve the Lien and security interest granted hereunder with respect to the Collateral until all of the Obligations have been indefeasibly paid and performed in full, as long as this Agreement remains in full force and effect.

                 (e) Neither the execution, delivery or performance of this Agreement, nor the transactions herein contemplated will (i) violate any provision of the charter or bylaws of any Debtor or any of the Pledged Subsidiaries, (ii) violate or cause a breach under the terms of any agreement, indenture, mortgage, deed of trust, equipment lease, instrument or other document to which any Pledgor or any Pledged Subsidiary is a party,
(iii) violate any law, order, rule or regulation or (iv) result in, or require the creation or imposition of, any Lien (other than the Lien and security interest contemplated hereby) upon or with respect to any of the property now owned or hereafter acquired by any Debtor or any of its Pledged Subsidiaries, which violations or conflicts would, singly or in the aggregate, have a Material Adverse Effect.

                 (f) The Pledged Securities constitute the issued and outstanding shares of capital stock of the Pledged Subsidiaries owned by each Debtor and there are no outstanding options, warrants or other rights to subscribe for or purchase any property described in Section 2(a) or any notes, bonds, debentures or other evidences of indebtedness that (i) are at any time convertible into capital stock of any of the Pledged Subsidiaries or
(ii) have, or at any time could by their terms have, voting rights with respect to any matters affecting any Debtor or any of the Pledged Subsidiaries.

                 (g) No consent or approval which has not been obtained prior to the date hereof of any Person and no authorization, approval or other action (other than delivery of the Possessory Collateral to the Trustee, the filing of financing statements in the jurisdictions listed on SCHEDULE B hereto, the filing of the Intellectual Property Security Agreement with the U.S. Patent and Trademark Office, and the U.S. Copyright Office and the making of appropriate filings with the Canadian Intellectual Property Office, to the extent required by applicable law) by, and no notice to or filing with any Person was or is necessary as a condition to the validity and perfection of the pledge and security interest granted hereby, and such pledge and security interest is effective to vest in the Pledgee the rights of the Pledgee in the Collateral as set forth herein.

                 (h) Each Pledgor shall deliver to the Pledgee concurrently with the execution of this Agreement or, to the extent acquired subsequent to the date of execution hereof, immediately upon such Pledgor's acquisition thereof: all certificates and instruments representing the Pledged Securities and each other item of Possessory Collateral. Any and all Pledged Securities delivered to the Pledgee shall be accompanied by undated, duly executed stock powers in blank and by such other instruments of transfer or documents as the Pledgee may request. The Pledgee shall hold the certificates representing the Pledged Securities delivered to it in custody.

                 (i) The Pledgee shall at all times have full and free access during normal business hours to all of the books, correspondence and records of each Pledgor relating to the Collateral and the Pledgee and its representatives may examine the same, make abstracts therefrom and make photocopies thereof, and each Pledgor agrees to render to the Pledgee and its representatives, at such Pledgor's cost and expense, such clerical and other assistance as may be reasonably requested by any of them with regard thereto.

                 (j) The Debtors shall not permit the Pledged Subsidiaries to issue any securities other than the Pledged Securities.

                 (k) If, while this Agreement is in effect, any stock dividend, stock split, reclassification, readjustment, reorganization, merger, consolidation, exchange offer, tender offer or other change in the capital structure, including the creation of any subscription or other rights relating to the Pledged Securities, is declared or made by the Pledged Subsidiaries, all substituted and additional securities or interests issued with respect to the Collateral and evidenced by certificates shall be endorsed in blank by such Pledgor promptly upon receipt thereof or otherwise appropriately transferred to the Pledgee in negotiable form, and all certificates or instruments evidencing such securities shall be delivered to the Pledgee to be held under the terms of this Agreement in the same manner as, and as a part of, the Collateral. All Pledged Securities shall be evidenced by one or more certificates. Any securities that may be issued upon exercise of any subscription or other rights relating to the Pledged Securities shall be endorsed in blank and delivered to the Pledgee with any necessary stock or other powers.

                 (l) Each Pledgor shall pay and discharge all taxes, assessments and governmental charges or levies against any Collateral prior to delinquency thereof and shall keep all Collateral free of all unpaid charges whatsoever.

                 (m) Each Pledgor shall promptly notify a Responsible Officer of the Pledgee (i) of any material adverse changes in any fact or circumstance represented or warranted by such Pledgor with respect to any portion of the Collateral (other than a de minimis portion of the Collateral), (ii) of any actual or imminent material impairment of any portion of the Collateral (other than a de minimis portion of the Collateral) and (iii) of any claim, action or proceeding materially adversely affecting title to all or any portion of the Collateral (other than a de minimis portion of the Collateral).

                 (n) The chief executive office and principal place of business of the Debtors is set forth on SCHEDULE C hereto. No Debtor shall change its name or the name under which it does business or relocate its principal place of business or chief executive office unless such Debtor (i) gives 30 days' prior written notice to the Pledgee, which notice shall specify such new name and/or address and (ii) delivers to the Pledgee all financing statements, instruments and other documents necessary to maintain the security interest granted to the Pledgee hereunder in connection with such change or relocation.

                 (o) Each Debtor shall pledge to the Trustee, for the ratable benefit of the Holders, all of the Capital Stock of each Restricted Subsidiary (as defined in the Indenture) after the date hereof, and in furtherance thereof, will execute and deliver an amendment to this Agreement, or a new pledge and security agreement, in substantially the form of this agreement, with such changes therein as the Trustee shall request, and such other documents, instruments, agreements, certificates and financing statements as may be necessary.

           Section 5 RELEASE OF COLLATERAL. The Collateral shall not be released from the Lien and security interest created hereunder and no property shall be substituted for any of the Collateral except in accordance with the provisions of the Indenture or Section 18 hereof. None of the tangible Collateral shall be moved from the respective locations set forth in SCHEDULE B hereto where such Collateral is located on the date hereof if such move could affect the attachment, validity or perfection of the Pledgee's security interest therein, unless such Pledgor shall have given the Pledgee at least 30 days' prior notice in writing, and such Pledgor shall have taken all actions required or reasonably requested by the Pledgee to preserve or protect its security interest therein. The Pledgee shall return the physical certificates and related stock powers and other Possessory Collateral in its possession only when expressly required by this Agreement or the Indenture.

           Section 6  VOTING RIGHTS, DIVIDENDS, ETC.

                 (a) Unless and until an Event of Default shall have occurred and be continuing:

                       (i) Each Pledgor shall be entitled to exercise any and all voting or consensual rights and powers, including subscription rights, accruing to an owner of the Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement or any of the other Financing Documents; and

                       (ii) except as otherwise provided in this Agreement, each Pledgor shall be entitled to retain and use any and all dividends, distributions or other payments paid on or with respect to the Pledged Securities that are permitted by the Indenture (other than securities, which shall constitute additional Collateral subject to this Agreement).

                 (b) Upon the occurrence and during the continuance of an Event of Default, all rights of each Pledgor to exercise the voting or consensual rights and powers which each Pledgor would otherwise be entitled to exercise pursuant to Section 6(a)(i) shall automatically cease, and all such rights shall thereupon become vested in the Pledgee, and the Pledgee for the ratable benefit of the Holders, shall then have the sole and exclusive right and authority to exercise all such voting and consensual rights and powers.

                 (c) Unless and until an Event of Default shall have occurred and be continuing, each Pledgor shall have the right and authority to receive and retain as Collateral all dividends, distributions and other payments paid on or with respect to the Pledged Securities. Upon the occurrence and during the continuance of an Event of Default, the Pledgee shall have the sole and exclusive right and authority to receive and retain as Collateral all dividends, distributions and other payments paid on or with respect to the Pledged Securities. Any and all money and other property paid over to or received by the Pledgee pursuant to this Section 6(c) shall be retained by the Pledgee as additional Collateral hereunder and shall be administered and applied in accordance with the provisions of this Agreement. All dividends and interest payments that are received by any Pledgor contrary to the provisions of this Section 6(c) shall be received in trust for the benefit of the Pledgee, shall be segregated from other funds of such Pledgor, and shall be forthwith paid over to the Pledgee as Collateral in the same form as so received (with any necessary endorsement).

           Section 7  DEFAULT; REMEDIES.

                 (a) EXERCISE OF REMEDIES UNDER THE AGREEMENT. If an Event of Default shall have occurred and be continuing, the Pledgee may, and within 3 Business Days of instructions from the Holders of a majority in principal amount of the Notes outstanding, shall, commence the taking of such actions (or refrain from taking actions) toward collection or enforcement of this Agreement and the Collateral (or any portion thereof), including without limitation action toward foreclosure upon any Collateral. If any Event of Default that was the basis for the commencement of such action shall have been cured or waived, and, in the case where there has been an acceleration, rescission of such acceleration shall have occurred, any direction to the Pledgee to take any action shall be deemed rescinded upon notification by the Holders of a majority in outstanding principal amount of the Notes with respect to such Event of Default.

                 (b) REMEDIES GENERALLY. If an Event of Default shall have occurred and be continuing, then the Pledgee may:

                       (i) exercise any or all of its rights and remedies hereunder and under any other instrument or agreement securing, evidencing or relating to the Obligations or under applicable laws (including all of the rights and remedies of a secured creditor under the UCC and the PPSA);

                       (ii)   retain possession of the Collateral;

                       (iii) sell, assign, transfer, or hire investment advisers at the expense of the Pledgors to sell or dispose of, in whole or in part, the Collateral at public or private sale or sales, at any exchange, brokers board or any of Pledgee's offices or elsewhere, for cash, credit or other property, for immediate or future delivery, and, to the extent permitted by applicable law, for such price or prices and on such other terms as the Pledgee may deem and which shall then be deemed for all purposes to be commercially reasonable. Upon consummation of any such sale, the Pledgee shall have the right to assign, transfer, endorse and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any such sale shall hold such property sold free from any claim or right on the part of any Pledgor, and each Pledgor hereby waives (to the fullest extent permitted by law) all rights of redemption, stay or appraisal that such Pledgor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. The Pledgee shall give the Pledgors five (5) Business Days' written notice (which the Pledgors agree shall be deemed to be reasonable notification within the meaning of the applicable provisions of the UCC), or such other notice, if any, as is required by the PPSA, of the Pledgee's intention to make any such public or private sale. Any such sale shall be held at such time or times and at such place or places as the Pledgee may fix. At any such sale, the Collateral or any portion thereof, to be sold, may be sold as an entirety or in separate portions, as the Pledgee may, in its sole discretion, determine. The Pledgee shall not be obligated to make any sale of the Collateral if it shall determine not to do so, regardless of the fact that notice of such sale may have been given. The Pledgee may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case the sale of all or any part of the Collateral is made on credit for future delivery, the Collateral so sold may be retained by the Pledgee until the sale price is paid by the purchaser or purchasers thereof, but the Pledgee shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. As an alternative to exercising the power of sale herein conferred upon it, the Pledgee may proceed by suit or suits at law or in equity to exercise its remedies regarding the Collateral and sell the Collateral or any portion thereof pursuant to judgment or decree of a court or courts having competent jurisdiction. If the Pledgee shall be required by law to dispose of the Collateral within a period of time that does not permit the giving of notice to the Pledgors as herein provided, the Pledgee need give the Pledgors only such notice of disposition as shall be reasonably practicable in view of such law; or

                       (iv) where permitted by law, take proceedings in any court of competent jurisdiction for the appointment of a receiver (which term shall include a receiver and manager) of the Collateral or by appointment in writing appoint any person to be a receiver of the Collateral and remove any receiver so appointed by the Pledgee and appoint another in his stead; and any such receiver appointed by instrument in writing shall, to the extent permitted by applicable law or to such lesser extent permitted, have all of the rights, benefits and powers of the Pledgee hereunder or under the PPSA or otherwise and without limitation have power (w) to take possession of the Collateral, (x) to carry on all or any part or parts of the business of the Pledgors, (y) to borrow money required for the seizure, retaking, repossession, holding, insuring, repairing, processing, maintaining, protecting, preserving, preparing for disposition, disposition of the

                 Collateral or for any other enforcement of this Agreement or for the carrying on of the business of the Pledgors on the security of the Collateral in priority to the security interest created under this Agreement, and (z) to sell, lease or otherwise dispose of the whole or any part of the Collateral at public auction, by public tender or by private sale, lease or other disposition either for cash or upon credit, at such time and upon such terms and conditions as the receiver may determine; provided that if any such disposition involves deferred payment the Pledgee will not be accountable for and the Pledgors will not be entitled to be credited with the proceeds of any such disposition until the monies therefor are actually received; and further provided that any such receiver shall be deemed the agent of the Pledgors and the Pledgee shall not be in any way responsible for any misconduct or negligence of any such receiver.

                 (c) REMEDIES; OBTAINING THE COLLATERAL UPON DEFAULT. Each Pledgor agrees that if any Event of Default shall have occurred and be continuing, then, in every such case and in addition to the rights and remedies available to a secured party under any applicable provision of the UCC, the PPSA or any other applicable law, the Pledgee may:

                       (i) personally, or by agents or attorneys, take possession of the Collateral or any part thereof from any Pledgor or, to the extent permitted by applicable law, any other Person who then has possession of any part thereof, with or without notice or process of law, and for that purpose may, to the extent permitted by law, enter upon such Pledgor's premises where any of the Collateral is located and remove the same and use in connection with such removal any and all services, supplies, aids and other facilities of such Pledgor;

                       (ii) instruct the obligor or obligors on any agreement, instrument or other obligation constituting Collateral to make any payment or render any performance required by the terms of such agreement, instrument or obligation directly to the Pledgee or its designees; and

                       (iii) take possession of the Collateral or any part thereof by directing such Pledgor to deliver the same to the Pledgee at any place or places designated by such Pledgee which is reasonably convenient to the parties, in which event such Pledgor shall, at its own expense, forthwith cause the same to be so delivered, it being understood that such Pledgor's obligation so to deliver the Collateral is of the essence of this Agreement and that, accordingly, upon application to a court of equity having jurisdiction, the Pledgee shall be entitled to a decree requiring specific performance by such Pledgor of such obligation.

                 (d) PREVENTING IMPAIRMENT OF THE COLLATERAL. Regardless of whether or not there shall have occurred any Default or Event of Default, the Pledgee may institute and maintain, or cause in the name of any Pledgor or the Pledgee to be instituted and maintained, such suits and proceedings as are necessary or as the Pledgee may be advised by counsel shall be necessary or expedient to prevent any impairment of the Lien or security interest in, or perfection of, the Collateral in contravention of the terms of this Agreement. Each Pledgor agrees not to knowingly take or permit to be taken any action that would impair the Collateral or any of Pledgee's rights in the Collateral.

           Section 8 PLEDGEE APPOINTED ATTORNEY-IN-FACT. Each Pledgor hereby constitutes and appoints Pledgee its attorney-in-fact for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument, including without limitation any financing statement or continuation statement, that are necessary or advisable to maintain the validity, perfection, priority and enforcement of the Lien and security interest intended to be created hereunder or to accomplish the other purposes hereof, which appointment is irrevocable and coupled with an interest; PROVIDED, that nothing herein contained shall be construed as requiring or obligating the Pledgee to take any such action with respect to the Collateral or any part thereof or any property covered thereby, and no action taken or omitted shall give rise to any defense, counterclaim or right of action against the Pledgee unless Pledgee's actions are taken or omitted to be taken with gross negligence or constitute willful misconduct.

           Section 9 PURCHASE OF COLLATERAL BY PLEDGEE. At any public sale of the Collateral, whether pursuant to power of sale or otherwise hereunder, the Pledgee or any Holder may, to the extent permitted by applicable law, bid for and purchase, free from any right of redemption, stay or appraisal (all such rights being hereby waived and released by each Pledgor to the extent permitted by law), the Collateral or any part thereof or an interest therein and, upon compliance with the terms of such sale, may hold, retain, exploit, resell or otherwise dispose of such property without further accountability to any Pledgor for the Proceeds of such sale (except in the event that there is a surplus of such Proceeds in excess of the Obligations, in which case, the Pledgee shall account to such Pledgor for such surplus). Each Pledgor will execute and deliver or cause to be executed and delivered such instruments, endorsements, assignments, waivers, certificates and other documents and take such further action as is necessary or as the Pledgee shall request in connection with any such sale.

           Section 10 DISPOSITION OF PROCEEDS. The Proceeds of any sale of the whole or any part of the Collateral, together with any other monies held by the Pledgee under the provisions of this Agreement, shall be applied by the Pledgee in accordance with the terms of Section 6.10 of the Indenture.

           Section 11 WAIVER OF CLAIMS. Except as otherwise provided in this Agreement, EACH PLEDGOR HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, NOTICE OF JUDICIAL HEARING IN CONNECTION WITH THE PLEDGEE'S TAKING POSSESSION OF, OR THE PLEDGEE'S DISPOSITION OF, ANY OF THE COLLATERAL, INCLUDING, WITHOUT LIMITATION, ANY AND ALL PRIOR NOTICES AND HEARINGS FOR ANY PREJUDGMENT REMEDY OR REMEDIES AND ANY SUCH RIGHT THAT THE PLEDGORS WOULD OTHERWISE HAVE UNDER THE CONSTITUTION OR ANY STATUTE OF THE UNITED STATES OR OF ANY OTHER JURISDICTION, and, to the full extent permitted by applicable law, each Pledgor hereby further waives:

                 (a) all damages occasioned by such taking of possession or disposition except any damages which are the direct result of the Pledgee's gross negligence or willful misconduct as finally determined by a court of competent jurisdiction; and

                 (b) all rights of redemption, appraisement, valuation, stay, marshalling of assets, extension or moratorium, now or hereafter existing at law or in equity, respecting the enforcement of this Agreement or the sale or other disposition of the Collateral or any portion thereof.

           Any sale of, or the exercise of any option to purchase, or any other realization upon, any Collateral shall operate to divest all right, title, interest, claim and demand, at law or in equity, of any Pledgor therein and thereto, and shall be a perpetual bar both at law and in equity against any Pledgor and against any and all persons claiming or attempting to claim the Collateral so sold, optioned or realized upon, or any part thereof, through and under any Pledgor. Each Pledgor shall remain liable for any deficiency if the Proceeds of any sale or other disposition of the Collateral are insufficient to satisfy the Obligations in full.

           Section 12 REMEDIES CUMULATIVE; NO WAIVER. Each right, power and remedy of the Pledgee provided for herein, in any other agreement pursuant to which a Lien is created in favor of the Pledgee or now or hereafter existing at law or in equity shall be cumulative and concurrent and shall be in addition to every other such right, power or remedy of the Pledgee. No failure on the part of the Pledgee to exercise, and no delay in exercising, any such right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. No notice to or demand on the Pledgors hereunder shall, of itself, entitle any Pledgor to any other or further notice or demand in the same, similar or other circumstances.

           Section 13 FURTHER ASSURANCES. Each Pledgor agrees that it shall, at its own expense, (a) promptly file or record such notices, financing statements, continuation statements or other documents and take all further actions as are necessary to perfect, maintain and protect the perfection of the security interests of the Pledgee hereunder or to enable the Pledgee to exercise and enforce its respective rights and remedies hereunder with respect to the Collateral, and (b) perform such further acts and things and execute and deliver to the Pledgee a file stamped copy (if available) of such additional notices, financing statements, continuation statements, conveyances, assignments, endorsements, agreements and instruments as are necessary in connection with the administration and enforcement of this Agreement or relative to the Collateral or any part thereof or in order to assure and confirm unto the Pledgee its rights, powers and remedies hereunder.

           Section 14  INDEMNIFICATION AND EXPENSES.

                 (a) Each Pledgor, jointly and severally, agrees to fully indemnify the Pledgee and each Holder from and against any and all claims, damages, expenses (including taxes other than taxes based on the income of the Pledgee) losses and liabilities growing out of or resulting from this Agreement including without limitation, an Event of Default (including, without limitation, enforcement of this Agreement), except claims, losses or liabilities resulting from Pledgee's or any such Holder's gross negligence, or willful misconduct, as determined by a final judgment of a court of competent jurisdiction.

                 (b) Each Pledgor will pay upon demand to the Pledgee the amount of any and all out-of-pocket expenses, including the reasonable fees and charges of its counsel and of any experts and agents, that the Pledgee may incur in connection with (i) the negotiation, execution and enforcement of this Agreement, (ii) the custody, preserva-tion, use or operation of, or the sale of, collection from or other realization upon, any of the Collateral, or (iii) the exercise or enforcement of any of the rights of the Pledgee hereunder.

                 (c) The rights, privileges, protections and benefits given to the Pledgee, including, without limitation, its rights to be indemnified, are extended to, and shall be enforceable by, the Pledgee in each of its capacities hereunder, and to each agent, custodian and other Persons employed to act hereunder.

           Section 15   REGISTRATION RIGHTS, ETC.

                 (a) If, upon or at any time after the occurrence of an Event of Default, the registration of any of the Pledged Securities, or other compliance with, the Securities Act or any similar law of any other jurisdiction is required with respect to the Pledged Securities, the Pledgors will use their best efforts to cause such registration or compliance to be effectively made, at no expense to the Pledgee, and to continue any such registration effective for such time as may be reasonably necessary in the opinion of the Pledgee. The Pledgors will reimburse the Pledgee upon demand for any expenses incurred by the Pledgee (including reasonable attorneys' fees and expenses) incurred in connection therewith, which obligation to pay such expenses shall be secured hereunder.

                 (b) If any Pledgor is unable to effect a public sale of any or all of the Pledged Securities or if the Pledged Securities are to be sold in one or more private sales, the Pledgee may limit such sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to distribution or resale. Each Pledgor acknowledges and agrees that any such private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Pledgee shall be under no obligation to delay a sale of any of the Pledged Securities for the period of time necessary to permit the issuer of such securities to register such securities for public sale under the Securities Act or under other applicable securities laws, even if such issuer would agree to do so.

                 (c) Each Pledgor further agrees to do, or use all reasonable efforts to cause to be done, all other acts as may be necessary to make such sale or sales of all or any part of the Collateral valid and binding and comply with any and all applicable laws, rules and regulations and orders and decrees of any and all courts having jurisdiction over such sales, all at such Pledgor's expense. Each Pledgor further agrees that a breach of any of the covenants contained in this Agreement will cause irreparable injury to the Pledgee, as secured party, for which the Pledgee would have no adequate remedy at law in respect of such breach and, as a consequence, agrees that each and every covenant contained in this Section 15 shall be specifically enforceable against each Pledgor and, to the fullest extent permitted by applicable law, each Pledgor waives and agrees not to assert as a defense against an action for specific performance of such covenants that (i) such Pledgor's failure to perform such covenants will not cause irreparable injury to the Pledgee or (ii) the Pledgee has an adequate remedy at law in respect of such breach.

           Section 16 PLEDGORS' OBLIGATIONS ABSOLUTE. The liability of each Pledgor under this Agreement shall remain in full force and effect without regard to, and, unless otherwise expressly provided in any other Financing Document, shall not be released, suspended, discharged, terminated or otherwise affected by: (a) any change in the time, place or manner of payment of all or any of the Obligations, or in any other term of any of the Financing Documents, waiver, indulgence, renewal, extension, amendment or modification of or addition, consent or supplement to or deletion from or any other action or inaction under or in respect of the Financing Documents or any assignment or transfer thereof; (b) any lack of validity or enforceability, in whole or in part, of any of the Financing Documents; (c) any furnishing of any additional security for the Obligations or any acceptance thereof or any release or non-perfection of any security interest in property; (d) any limitation on any party's liability or obligations under any of the Financing Documents; (e) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to any Pledgor, any Pledged Subsidiary or any other Person, or any action taken with respect to this Agreement by any trustee or receiver, or by any court, in any such proceeding, whether or not such Pledgor shall have notice or knowledge of any of the foregoing; or (f) any exchange, release, amendment or waiver of, or consent to departure from any other agreement pursuant to which a Lien is created in favor of the Pledgee.

           Section 17 WAIVER. To the extent permitted by applicable law, and except as otherwise expressly provided for herein, each Pledgor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to the Obligations and any requirement that the Pledgee protect, secure, perfect or insure any security interest or any property subject thereto or exhaust any right or take any action against any Pledgor or any other Person; PROVIDED, HOWEVER, that the Pledgee shall in any event take such reasonable care in the handling of any Possessory Collateral in its possession as it takes with respect to its own property of a similar nature in its possession.

           Section 18 TERMINATION. Upon indefeasible payment and performance in full and satisfaction of all of the Obligations, this Agreement shall terminate and the Pledgee upon payment of all fees and expenses owed to it and its agents and counsel shall assign and redeliver to the Pledgors all of the Collateral hereunder that has not been sold, disposed of, retained or applied by the Pledgee in accordance with the terms hereof. Such reassignment and redelivery shall be without warranty by or recourse to the Pledgee, and shall be at the expense of the Pledgors. At such time, this Agreement shall no longer constitute a Lien upon or a grant of any security interest in any of the Collateral, and the Pledgee shall, at such Pledgor's expense deliver to such Pledgor written acknowledgment thereof and of cancellation of this Agreement in a form reasonably requested by the Pledgor; PROVIDED, HOWEVER, that this Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Obligations is rescinded or must otherwise be returned upon the insolvency, bankruptcy or reorganization of any Pledgor or the Pledged Subsidiaries or any other Person, all as though such payment had not been made.

           Section 19 NOTICES. Any notices or other communications required or permitted hereunder shall be made as provided in Section 11.2 of the Indenture.

           Section 20 BINDING AGREEMENT; ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of each Pledgee, each Pledgor and their respective successors and permitted assigns. Neither this Agreement nor any interest herein or in the Collateral, or any part thereof, may be assigned by any Pledgor, without the prior written consent of the Pledgee, except as expressly permitted herein. The Pledgee shall have the right to assign this Agreement only in accordance with the provisions of the Indenture, and any such permitted assignee shall have all rights and powers and obligations of the Pledgee hereunder.

           Section 21 GOVERNING LAW. This Agreement shall be construed in accordance with, and be governed by, the laws of the State of New York.

           Section 22 AMENDMENTS. This Agreement may not be amended or modified except in writing signed by the Pledgors and Pledgee.

           Section 23 SEVERABILITY. In the event that any provision contained in this Agreement shall for any reason be held to be illegal or invalid under the laws of any jurisdiction, such illegality or invalidity shall in no way impair the effectiveness of any other provision hereof, or of such provision under the laws of any other jurisdiction; PROVIDED, that in the construction and enforcement of such provision under the laws of the jurisdiction in which such holding of illegality or invalidity exists, and to the extent only of such illegality or invalidity, this Agreement shall be construed and enforced as though such illegal or invalid provision had not been contained herein.

           Section 24. HEADINGS. Section headings used herein are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

           Section 25. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, and all of which shall together constitute but one and the same instrument. A complete set of counterparts shall be lodged with Pledgors and Pledgee.

           Section 26. COOPERATION OF PLEDGED SUBSIDIARIES. The Pledgors shall cause the Pledged Subsidiaries to take all actions necessary to facilitate such Pledgor's compliance with the terms hereof.

           Section 27. ACTIONS BY PLEDGEE. Whenever any provision of this Agreement requires action, or waiver by or the consent of, the Pledgee, the Trustee shall only be required to take or refrain from taking such action or grant or withhold any waiver or consent when 25% in outstanding principal amount of the Notes shall have instructed the Trustee in writing. References to actions which may be taken by the Pledgee shall likewise be required when 25% in outstanding principal amount of the Notes shall have instructed the Trustee in writing.

           Section 28. NOTES EQUALLY AND RATABLY SECURED. Each Note will be equally and ratably secured with each other Note hereunder, regardless of the date of issuance of such Note.

           Section 29. RELEASE OF PLEDGOR. If in accordance with the terms and provisions of the Indenture, any Pledgor is designated by the Company to be an Unrestricted Subsidiary, then such Pledgor will be released and discharged from all of its obligations under its Guaranty of the Notes and the Indenture.

           Section 30. RIGHTS AND DUTIES OF PLEDGEE. The Pledgee hereunder shall have the rights given and the duties imposed upon the Trustee under the Indenture, and in cases of express conflict, the Indenture shall govern.

           Section 31. LIMITATION ON DUTY OF PLEDGEE IN RESPECT OF COLLATERAL; INDEMNIFICATION. (a) Beyond the exercise of reasonable care in the custody thereof, the Pledgee shall have no duty as to any Collateral in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and the Pledgee shall not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest in such collateral. The Pledgee shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property and shall not be liable or responsible for any loss or diminution in the value of any of the Collateral, by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Pledgee in good faith.

                 (b) The Pledgee shall not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes negligence, bad faith or wilful misconduct on the part of the Pledgee, for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title of the Company to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral. The Pledgee shall have no duty to ascertain or inquire as to the performance or observance of any of the terms of the Financing Documents.

           Section 32. EXCEPTION FOR LAST DAY OF LEASES. The security interest granted hereby does not and shall not extend to, and Collateral shall not include, the last day of the term of any lease or sub-lease of real property in Canada, oral or written, or any agreement therefor, now held or hereafter acquired by any Pledgor, but upon the security interest granted hereby becoming enforceable any Pledgor shall stand possessed of such last day in trust to assign the same as the Pledgee shall direct.



                          [signature pages follow]

     IN WITNESS WHEREOF, each of the parties hereto has caused this Pledge and Security Agreement to be duly executed and delivered as of the date first above written.

                           ARCHIBALD CANDY CORPORATION
                                    as Debtor and Pledgor

                           By: /s/ TED A. SHEPHERD
                           Name: Ted A Shepherd
                           Title: President and Chief Operating Officer


                           SWEET FACTORY GROUP, INC.
                                    as Debtor and Pledgor

                           By: /s/ TED A. SHEPHERD
                           Name: Ted A Shepherd
                           Title: President and Chief Operating Officer


                           SWEET FACTORY, INC.
                                    as Debtor and Pledgor

                           By: /s/ TED A. SHEPHERD
                           Name: Ted A Shepherd
                           Title: President and Chief Operating Officer


                           SF PROPERTIES, INC.
                                    as Debtor and Pledgor

                           By: /s/ TED A. SHEPHERD
                           Name: Ted A Shepherd
                           Title: President and Chief Operating Officer

                           SF CANDY COMPANY
                                     as Debtor and Pledgor

                           By: /s/ TED A. SHEPHERD
                           Name: Ted A Shepherd
                           Title: President and Chief Operating Officer


                           ARCHIBALD CANDY (CANADA) CORPORATION
                                     as Debtor and Pledgor

                           By: /s/ TED A. SHEPHERD
                           Name: Ted A Shepherd
                           Title: President and Chief Operating Officer


                   THE BANK OF NEW YORK, for
                                     the ratable benefit of the Holders,
                                     as Secured party and Pledgee

                            By: /S/ MARY LAGUMINA
                            Name: Mary LaGumina
                            Title: Assistant Vice President

                                   SCHEDULE A

             PLEDGED SECURITIES OWNED BY ARCHIBALD CANDY CORPORATION

----------------------------- ----------------- ---------------------- ----------- -------------- --------------------------
                                                                                                         Percentage
           Stock                  Class of              Stock             Par         Number                 of
           Issuer                  Stock             Certificate         Value          of               Outstanding
                                                       Number                         Shares               Shares
Sweet Factory Group, Inc.          Common               C-44                $.001            100                       100%

Archibald Candy (Canada)           Common                 2                   N/A              1                       100%
Corporation


               PLEDGED SECURITIES OWNED BY SWEET FACTORY GROUP, INC.

----------------------------- ----------------- ---------------------- ----------- -------------- --------------------------
                                                                                                         Percentage
           Stock                  Class of              Stock             Par         Number                 of
           Issuer                  Stock             Certificate         Value          of               Outstanding
                                                       Number                         Shares               Shares

Sweet Factory, Inc.                Common                C-1                $.001            100                       100%

SF Properties, Inc.                Common                C-1                $.001            100                       100%

SF Candy Company                   Common               C-002               $.001            100                       100%


                    PLEDGED SECURITIES OWNED BY SWEET FACTORY, INC.

----------------------------- ----------------- ---------------------- ----------- -------------- --------------------------

                                                                                                         Percentage
           Stock                  Class of              Stock             Par         Number                 of
           Issuer                  Stock             Certificate         Value          of               Outstanding
                                                       Number                         Shares               Shares


                                                        NONE


                    PLEDGED SECURITIES OWNED BY SF PROPERTIES, INC.

----------------------------- ----------------- ---------------------- ----------- -------------- --------------------------
                                                                                                         Percentage
           Stock                  Class of              Stock             Par         Number                 of
           Issuer                  Stock             Certificate         Value          of               Outstanding
                                                       Number                         Shares               Shares

                                                        NONE


                     PLEDGED SECURITIES OWNED BY SF CANDY COMPANY

----------------------------- ----------------- ---------------------- ----------- -------------- --------------------------
                                                                                                         Percentage
           Stock                  Class of              Stock             Par         Number                 of
           Issuer                  Stock             Certificate         Value          of               Outstanding
                                                       Number                         Shares               Shares

                                                        NONE


         PLEDGED SECURITIES OWNED BY ARCHIBALD CANDY (CANADA) CORPORATION

----------------------------- ----------------- ---------------------- ----------- -------------- --------------------------
                                                                                                         Percentage
           Stock                  Class of              Stock             Par         Number                 of
           Issuer                  Stock             Certificate         Value          of               Outstanding
                                                       Number                         Shares               Shares

                                                        NONE

                                   SCHEDULE B

Archibald Candy Corporation
1137 West Jackson Boulevard
Chicago, IL  60607

Archibald Candy Corporation
1123 West Jackson Boulevard
Chicago, IL  60607

Archibald Candy Corporation
1129 West Jackson Boulevard
Chicago, IL  60607

Archibald Candy Corporation
1128-42 West Van Buren Boulevard
Chicago, IL  60607

Archibald Candy Corporation
1694 Winchester Road
Box 324
Bensalem, PA  19020

Archibald Candy (Canada) Corporation
1137 West Jackson Boulevard
Chicago, IL  60607

Sweet Factory Group, Inc.
Sweet Factory, Inc.
SF Properties, Inc.
SF Candy Company
1137 West Jackson Boulevard
Chicago, IL  60607


Sweet Factory Group, Inc.
Sweet Factory, Inc.
SF Properties, Inc.
SF Candy Company
Chicago, IL  60607

Ontario (with respect to filing of financing documents only)

                                   SCHEDULE C

Archibald Candy Corporation
1137 West Jackson Boulevard
Chicago, IL  60607

Sweet Factory Group, Inc.
Sweet Factory, Inc.
SF Properties, Inc.
SF Candy Company
1137 West Jackson Boulevard
Chicago, IL  60607

Archibald Candy (Canada) Corporation
1137 West Jackson Boulevard
Chicago, IL  60607